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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _____________

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 _____________

                                  July 7, 2004
                Date of Report (Date of Earliest Event Reported)


                         AMERICAN BUSINESS CORPORATION
             (Exact name of registrant as specified in its charter)


            Colorado                                       68-0133692
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(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)


                         477 Madison Avenue, 12th Floor
                            New York, New York  10022
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              (Address of principal executive offices) (Zip Code)


                               (212) 308-8700
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              (Registrant's Telephone Number, Including Area Code)


                      Logistics Management Resources, Inc.
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

On May 21, 2004, the Registrant and Y2 Ultra-Filters, Inc., a privately owned Wyoming corporation ("Y2") agreed upon the terms and conditions of a form of Purchase and Contribution Agreement to be effective on April 28, 2004 wherein the Registrant agreed to purchase the exclusive worldwide rights to market and sell Y2's filtration system technology known as U2-Ultra Filter(TM) for applications within the worldwide gaming industry for the life of the technology (the "License"). The U2-Ultra Filter(TM) technology is the subject of four United States patents which were also filed in Europe, Australia, Canada and Taiwan. Thereafter, the parties were engaged in extensive negotiations concerning the definitive terms and conditions of the original form of agreement and whether or not the same reflected the intent of the parties. During this period, the Registrant experienced a change in its management, with Anthony R. Russo becoming the Registrant's President and Chief Executive Officer. Pursuant to an amendment to the original agreement executed on July 7, 2004 but effective as of June 30, 2004, the parties changed the Purchase and Contribution Agreement to a License and Joint Venture Agreement and provided for the formation of A.I.R. Filters, LLC, a Delaware limited liability company (the "LLC").

Pursuant to the amended agreement, and in addition to the License, the Registrant and Y2 agreed to establish the LLC as a joint venture to commercialize the U2-Ultra Filter(TM) technology within the worldwide gaming industry. In consideration for its exclusive license, the Registrant:

     o Agreed to originally issue 27,000,000 shares of its common stock, $.001 par value per share, to Y2;

     o Granted to Y2 a 66 month option to purchase19,000,008 common shares at $.10 per share (the "First Option");

     o Granted to Y2 a second 66 month option to purchase 20,000,000 additional common shares (the "Second Option"); and

     o Caused MMM and the Trust to grant to Y2 the exclusive right to call a number of shares of the Registrant's common stock equal to fifty percent (50%) of the number of issued and outstanding common stock equivalents of the Registrant's preferred stock held by MMM, the Trust or any affiliate of either, at a price to be determined by an appraiser located within the State of Kentucky within sixty (60) days of the notice of Y2's call (the "Call Option"). The call Option is only exercisable if and when the annualized net sales of the LLC shall equal or exceed $100,000,000 during any calendar quarter prior to the fifth anniversary of June 30, 2004.

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The First Option is exercisable at the rate of 791,667 shares for each
$1,000,000 in annualized sales generated by the LLC. The shares issuable under the First Option will vest upon the completion of each 12 month period commencing July 1, 2004 through June 30, 2009, based on the annual sales of the LLC during that prior 12 month period. Vesting of the shares issuable under the First Option is determined at the rate of 791,667 shares for each million in revenue up to a maximum of 19,000,008 shares. The exercise price of the First Option was arbitrarily determined as approximately the average closing price of the Registrant's common stock in the OTC Bulletin Board Market during the period of negotiations between the parties.

The shares issuable under the Second Option shall vest and be exercisable at the rate of 1,000,000 shares for each $1,000,000 in annualized net sales of the LLC in excess of $24,000,000. The Second Option will be issued once the LLC annualized sales have reached $24,000,000. The shares issuable under the Second Option shall also vest upon the completion of each 12 month period ending June 30th through 2009 based on the annual sales of the LLC in excess of $24,000,000. The exercise price will be equal to the average closing price of the Registrant's common stock in the OTC Bulletin Board Market for the last three trading days of the applicable calendar quarter prior to issuance.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c.)  Exhibits.

               10(m)  Form of Purchase and Contribution Agreement

               10(n)  Amendment Agreement dated as of June 30, 2004


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2004

                                            American Business Corporation

                                            By: /s/  Anthony R. Russo
                                                -------------------------
                                            Name: Anthony R. Russo
                                            Title:  President and Chief
                                            Executive Officer